UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

_________________

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54111	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9530 Main Street Clarence, New York (Address of Principal Executive Office)	14031 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2012, 22nd Century Group Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with certain accredited investors (collectively, the “Investors”), whereby the Investors acquired approximately 1,709,167 shares of the Company’s common stock, $0.00001 par value (the “Common Stock”), and warrants with a 5-year term to purchase up to 1,709,167 shares of the Company’s Common Stock at an exercise price of $1.00 per share (the “Warrants”) for an aggregate purchase price of approximately $1,025,500 in a private placement (the “Offering”). The Company intends to use the proceeds from the Offering for tobacco leaf purchases, working capital, and other general corporate purposes.

The Common Stock and Warrants were offered and sold to only “accredited investors” (as defined in section 501(a) of Regulation D of the Securities Act of 1933) pursuant to an exemption from the registration requirements under Sections 4(2), Section 4(6) and Regulation S of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The shares to be issued upon exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements. The Company may be required to pay certain commissions in connection with the Offering.

The foregoing descriptions of the Agreement and Warrants do not purport to be complete and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibits 4.1 and 10.1 respectively, and incorporated herein by this reference.

Item 3.02. Unregistered Sales of Securities.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.02.

Item 7.01. Regulation FD Disclosures.

On May 16, 2012, the Company issued a press release announcing the Agreement described above, which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

4.1	Form of Warrant

10.1	Form of Securities Purchase Agreement, dated as of May 15, 2012, by and between 22nd Century Group, Inc. and the Investors.

99.1	Press Release dated May 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Joseph Pandolfino
Date: May 18, 2012	Joseph Pandolfino
Chief Executive Officer